UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
News Release

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On January 10, 2005, Robert H. Ewald resigned as Executive Vice President of Ceridian Corporation (the “Company”), President, Ceridian Human Resource Solutions and from the Company’s Board of Directors. On January 10, 2005, the Company issued a press release announcing that Mr. Ewald will be leaving the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to the terms of Mr. Ewald’s employment agreement with the Company dated July 21, 2003 (the “Employment Agreement”), Mr. Ewald will receive certain severance payments from the Company. A copy of the Employment Agreement was filed as Exhibit 10.02 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003. The Company and Mr. Ewald are in the process of finalizing the terms of a mutual termination agreement.

Item 9.01.	Financial Statements and Exhibits.

(c	)	Exhibits

99.1		Ceridian Corporation News Release dated January 10, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 10, 2005

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated January 10, 2005.	Filed electronically

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